                                                                    EXHIBIT 25.1

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM T-1
                                   --------

                           STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                  OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)
                                                             ___

                             --------------------

                      THE FIRST NATIONAL BANK OF CHICAGO
              (Exact name of trustee as specified in its charter)

A National Banking Association                                  36-0899825
                                                             (I.R.S. employer
                                                          identification number)

One First National Plaza, Chicago, Illinois                      60670-0126
(Address of principal executive offices)                         (Zip Code)

                      The First National Bank of Chicago
                     One First National Plaza, Suite 0286
                        Chicago, Illinois   60670-0286
            Attn:  Lynn A. Goldstein, Law Department (312) 732-6919
           (Name, address and telephone number of agent for service)

                             --------------------

                             TORCHMARK CORPORATION
              (Exact name of obligor as specified in its charter)


          Delaware                                             63-0780404
(State or other jurisdiction of                             (I.R.S. employer
incorporation or organization)                           identification number)

2001 Third Avenue South
Birmingham, Alabama                                               35233
(Address of principal executive offices)                        (Zip Code)



                                Debt Securities
                      Guarantee of Preferred Securities of
            Torchmark Capital Trust I and Torchmark Capital Trust II
                        (Title of Indenture Securities)

Item 1.   General Information.  Furnish the following
          --------------------
          information as to the trustee:

          (a) Name and address of each examining or supervising authority to which it is subject.

          Comptroller of Currency, Washington, D.C.;
          Federal Deposit Insurance Corporation,
          Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington D.C..

          (b) Whether it is authorized to exercise corporate trust powers.

          The trustee is authorized to exercise corporate trust powers.

Item 2.   Affiliations With the Obligor.  If the obligor
          ------------------------------
          is an affiliate of the trustee, describe each such affiliation.

          No such affiliation exists with the trustee.


Item 16.  List of exhibits.   List below all exhibits filed as a
          -----------------
          part of this Statement of Eligibility.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificates of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4. A copy of the existing by-laws of the trustee.*

          5. Not Applicable.

          6. The consent of the trustee required by
             Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8. Not Applicable.

          9. Not Applicable.


     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 12th day of July, 1999.

             The First National Bank of Chicago,
             Trustee


             By /s/ Sandra L. Caruba
                ----------------------------------
                Sandra L. Caruba
                Vice President



* Exhibits 1, 2, 3 and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 25 to the Registration Statement on Form S-3 of U S WEST Capital Funding, Inc., filed with the Securities and Exchange Commission on May 6, 1998 (Registration No. 333-51907-01).

                                   EXHIBIT 6



                      THE CONSENT OF THE TRUSTEE REQUIRED
                         BY SECTION 321(b) OF THE ACT


                                                        July 12, 1999



Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

In connection with the qualification of the Indenture by and between Torchmark Corporation and The First National Bank of Chicago, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                              Very truly yours,

                              The First National Bank of Chicago



                              By: /s/ Sandra L. Caruba
                                  ---------------------------------
                                  Sandra L. Caruba
                                  Vice President

                                   EXHIBIT 7

Legal Title of Bank:     The First National Bank of Chicago  Call Date: 03/31/99  ST-BK:  17-1630 FFIEC 031
Address:                 One First National Plaza, Ste 0460  Page RC-1
City, State  Zip:        Chicago, IL  60670
FDIC Certificate No.:    0/3/6/1/8
                         ---------

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for March 31, 1999

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC-Balance Sheet


                                                                          Dollar Amounts in thousands      C400
                                                                                                          ------
                                                                            RCFD   BIL   MIL   THOU
                                                                            ----   ----------------

ASSETS
1.  Cash and balances due from depository institutions (from Schedule
    RC-A):                                                                  RCFD
                                                                            ----
    a. Noninterest-bearing balances and currency and coin(1)...........     0081       3,809,517
1.a
    b. Interest-bearing balances(2)....................................     0071       4,072,166
1.b
2.  Securities
    a. Held-to-maturity securities (from Schedule RC-B, column A)......     1754               0
2.a
    b. Available-for-sale securities (from Schedule RC-B, column D)....     1773      12,885,728
2.b
3.  Federal funds sold and securities purchased under agreements to
    resell.............................................................     1350       4,684,756
3.
4.  Loans and lease financing receivables:                                  RCFD
    a. Loans and leases, net of unearned income (from Schedule              ----
       RC-C)............................................................    2122      34,304,806                  4.a
    b. LESS: Allowance for loan and lease losses........................    3123         411,476                  4.b
    c. LESS: Allocated transfer risk reserve............................    3128           3,884                  4.c
                                                                            RCFD
    d. Loans and leases, net of unearned income, allowance, and             ----
       reserve (item 4.a minus 4.b and 4.c).............................    2125      33,889,446
4.d
5.  Trading assets (from Schedule RD-D).................................    3545       5,100,499
    5.
6.  Premises and fixed assets (including capitalized leases)............    2145         754,052
    6.
7.  Other real estate owned (from Schedule RC-M)........................    2150           5,244
7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M)......................................    2130         201,068
8.
9.  Customers' liability to this bank on acceptances outstanding........    2155         265,041
9.
10. Intangible assets (from Schedule RC-M)..............................    2143         285,709                 10.
11. Other assets (from Schedule RC-F)...................................    2160       2,987,184                 11.
12. Total assets (sum of items 1 through 11)............................    2170      68,940,410                 12.
------------------

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.


Legal Title of Bank:       The First National Bank of Chicago   Call Date:  03/31/99 ST-BK:  17-1630 FFIEC 031
Address:                   One First National Plaza, Ste 0460                                                 Page RC-2
City, State  Zip:          Chicago, IL  60670
FDIC Certificate No.:      0/3/6/1/8
                           ---------

Schedule RC-Continued
                                                                              Dollar Amounts in
                                                                                  Thousands
                                                                              -----------------

LIABILITIES
13.  Deposits:                                                              RCON
     a. In domestic offices (sum of totals of columns A and C               ----
        from Schedule RC-E, part 1)..........................               2200             22,163,664            13.a
        (1) Noninterest-bearing(1)...........................               6631              9,740,100            13.a1
        (2) Interest-bearing.................................               6636             12,423,564            13.a2
                                                                            RCFN
     b. In foreign offices, Edge and Agreement subsidiaries,                ----
        and IBFs (from Schedule RC-E, part II)..............                2200             19,273,426            13.b
        (1) Noninterest bearing.............................                6631                334,741            13.b1
        (2) Interest-bearing................................                6636             18,938,685            13.b2
14.  Federal funds purchased and securities sold under
     agreements to repurchase:                                              RCFD 2800         4,405,792            14
15.  a. Demand notes issued to the U.S. Treasury............                RCON 2840           173,505            15.a
     b. Trading Liabilities (from Schedule RC-D)............                RCFD 3548         4,824,567            15.b
                                                                            RCFD
16.  Other borrowed money:                                                  ----
     a. With original maturity of one year or less..........                2332              7,453,761            16.a
     b. With original  maturity of more than one year.......                A547                330,300            16.b
     c.  With original maturity of more than three years....                A548                357,737            16.c

17.  Not applicable
18.  Bank's liability on acceptance executed and
     outstanding............................................                2920                265,041            18.
19.  Subordinated notes and debentures......................                3200              2,600,000            19.
20.  Other liabilities (from Schedule RC-G).................                2930              1,878,367            20.
21.  Total liabilities (sum of items 13 through 20).........                2948             63,726,160            21.
22.  Not applicable
EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus..........                3838                      0            23.
24.  Common stock...........................................                3230                200,858            24.
25.  Surplus (exclude all surplus related to preferred
     stock).................................................                 3839              3,239,836           25.
26.  a. Undivided profits and capital reserves..............                 3632              1,813,367           26.a
     b. Net unrealized holding gains (losses) on available-
        for-sale securities................................                  8434                (37,357)          26.b
     c.  Accumulated net gains (losses) on cash flow
         hedges............................................                  4336                      0           26.c
27.  Cumulative foreign currency translation adjustments...                  3284                 (2,454)          27.
28.  Total equity capital (sum of items 23 through 27).....                  3210              5,214,250           28.
29.  Total liabilities, limited-life preferred stock, and
     equity capital (sum of items 21, 22, and 28)..........                  3300             68,940,410           29.

Memorandum
To be reported only with the March Report of Condition.
1. Indicate in the box at the right the number of the statement below                                           comprehensive
   that best describes the most level of auditing work performed for                            Number
   the bank by independent external auditors as of any date during 1996....RCFD 6724 ....                M.1.

1 = Independent audit of the bank conducted in accordance         4 =  Directors' examination of the bank performed by
    with generally accepted auditing standards by a certified          other external auditors (may be required by state chartering
    public accounting firm which submits a report on the bank          authority)
2 = Independent audit of the bank's parent holding company        5 =  Review of the bank's financial statements by external
    conducted in accordance with generally accepted auditing           auditors
    standards by a certified public accounting firm which         6 =  Compilation of the bank's financial statements by external
    submits a report on the consolidated holding company               auditors
    (but not on the bank separately)                              7 =  Other audit procedures (excluding tax preparation work)
3 = Directors' examination of the bank conducted in               8 =  No external audit work
    accordance with generally accepted auditing standards
    by a certified public accounting firm (may be required by
    state chartering authority)

-------------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.